At Qorvo®		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
May 4, 2016
Qorvo® Reports Fiscal 2016 Fourth Quarter Results
Revenue Diversification and Highly Integrated Solutions Expected to Drive Growth

Greensboro, NC, and Hillsboro, OR, May 4, 2016 --

Quarterly Financial Highlights

•	On a GAAP basis, quarterly revenue totaled $608.1 million, gross margin was 41.8%, operating income was
$8.5 million, and loss per share was $0.18

•	On a Non-GAAP basis, revenue was $607.1 million, gross margin was 50.0%, operating income was $160.6 million, and diluted EPS was $1.04

•	Cash flow from operations was $160.5 million, with free cash flow of $76.1 million

•	Qorvo repurchased approximately 10.0 million shares of common stock

Strategic Highlights

•	Acquired GreenPeak Technologies, a recognized leader in ultra-low power, short-range RF solutions, to expand Qorvo's presence in the rapidly growing market for Internet of Things

•	Supported production ramp of recently launched premium-tier smartphone with high-band PAD, low-band PAD, an ASM, and additional high-performance RF solutions

•
Secured multiple design wins with leading China-based smartphone manufacturer, supporting upcoming premium-tier marquee smartphone platform, with high-band RF Fusion™, mid-band RF Fusion™, low-band RF Fusion™, an ET PMIC, multiple switches, and multiple antenna control solutions

•	Delivered high volume shipments of BAW-based multiplexers enabling carrier aggregation in 4G LTE devices in support of China-based performance-tier smartphone market

•	Expanded product portfolio and achieved multiple design wins across antenna control solutions, aperture tuners, impedance tuners, low noise amplifiers, and discrete switches

•	Enjoyed robust design win activity in mobile Wi-Fi with industry-leading RF Fusion™ integrated front end modules (iFEMs) and captured multiple 5GHz Wi-Fi design wins for automotive applications

•
Secured reference design on Quantenna’s QSR10G Wi-Fi solution, which enables the industry’s first 10G Wave 3 solution through True 8x8™ MIMO configuration for 5GHz networks with a 4x4 MIMO configuration on 2.4GHz networks

•	Grew over 25% sequentially in wireless infrastructure, indicating continued recovery in base station market

•	Expanded GaN product portfolio and captured large international design wins for GaN products in defense and base station applications

Qorvo® (Nasdaq:QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and defense applications, today announced financial results for the Company’s fiscal 2016 fourth quarter, ended April 2, 2016.

On a GAAP basis, March quarterly revenue was $608.1 million, gross margin was 41.8%, operating income was $8.5 million, and net loss was $24.2 million, or a loss of $0.18 per share based on 132.7 million shares outstanding.

On a non-GAAP basis, March quarterly revenue declined sequentially 2% to $607.1 million, and gross margin increased 210 basis points sequentially to 50.0%. Operating expenses were $142.9 million, reflecting reduced variable compensation expense. Operating income was $160.6 million, or 26.4% of sales, and net income was $142.6 million, or $1.04 per diluted share based on 137.5 million shares outstanding. Cash flow from operations was $160.5 million, with free cash flow of $76.1 million.

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the June 2016 quarter:

•Quarterly revenue of approximately $650 million
•Gross margin of approximately 50%
•Net interest expense of approximately $15 million
•A tax rate of approximately 10%
•Diluted EPS of approximately $1.05, based on approximately 133 million shares outstanding

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “During the March quarter, Qorvo enjoyed strong customer demand for our highly integrated solutions, led by products incorporating our premium filters. We expect these highly integrated solutions will continue to drive our growth.

“Across all of Qorvo’s markets, it’s increasingly clear that our industry-leading portfolio of RF products and technologies represents a significant competitive advantage. We are offering customers a combination of performance and integration that’s not been available previously, putting us in a favorable position to gain content and outpace our markets.”

Steve Buhaly, chief financial officer of Qorvo, said, “Qorvo’s strong financial performance affords us multiple opportunities to invest our cash. We acquired GreenPeak Technologies to expand into the rapidly growing Internet of Things, we are investing in our BAW capacity to support increasing customer forecasts, and, since the beginning of fiscal 2016, we have returned approximately $1.3 billion to shareholders through share repurchases.”

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo's respective March 2016, December 2015, and March 2015 quarters. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended April 2, 2016	For the quarter ended January 2, 2016	Change vs. Q3 FY 2016
Revenue	$608.1	$620.7	$(12.6)
Gross profit	$254.2	$231.0	$23.2
Gross margin	41.8%	37.2%	4.6	ppt
Operating expenses	$245.7	$244.2	$1.5
Operating income (loss)	$8.5	$(13.2)	$21.7
Net loss	$(24.2)	$(11.1)	$(13.1)
Weighted average diluted shares	132.7	139.3	(6.6)
Diluted EPS	$(0.18)	$(0.08)	$(0.10)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended April 2, 2016	For the quarter ended January 2, 2016	Change vs. Q3 FY 2016
Revenue	$607.1	$619.7	$(12.6)
Gross profit	$303.5	$296.7	$6.8
Gross margin	50.0%	47.9%	2.1	ppt
Operating expenses	$142.9	$139.8	$3.1
Operating income	$160.6	$156.9	$3.7
Net income	$142.6	$148.0	$(5.4)
Weighted average diluted shares	137.5	144.1	(6.6)
Diluted EPS	$1.04	$1.03	$0.01

	SELECTED GAAP RESULTS
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended April 2, 2016	For the quarter ended March 28, 2015	Change vs. Q4 FY 2015
Revenue	$608.1	$634.9	$(26.8)
Gross profit	$254.2	$188.9	$65.3
Gross margin	41.8%	29.8%	12.0	ppt
Operating expenses	$245.7	$291.4	$(45.7)
Operating income (loss)	$8.5	$(102.5)	$111.0
Net (loss) income	$(24.2)	$6.5	$(30.7)
Weighted average diluted shares	132.7	150.5	(17.8)
Diluted EPS	$(0.18)	$0.04	$(0.22)

	SELECTED NON-GAAP RESULTS[1]
		(Unaudited)
	(In millions, except for percentages and EPS)
	Qorvo	Qorvo
	For the quarter ended April 2, 2016	For the quarter ended March 28, 2015	Change vs. Q4 FY 2015
Revenue	$607.1	$633.9	$(26.8)
Gross profit	$303.5	$319.8	$(16.3)
Gross margin	50.0%	50.4%	(0.4)	ppt
Operating expenses	$142.9	$150.2	$(7.3)
Operating income	$160.6	$169.6	$(9.0)
Net income	$142.6	$167.2	$(24.6)
Weighted average diluted shares	137.5	150.5	(13.0)
Diluted EPS	$1.04	$1.11	$(0.07)
1Excludes share-based compensation, amortization of intangibles, acquisition and integration-related costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on assets, gain on investment, and an adjustment of income taxes for cash basis.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Qorvo's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vii) free cash flow, (viii), EBITDA, (ix) return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-down and revaluation, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, adjustments for restructuring and disposal costs, and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once t he lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring and disposal costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, intellectual property rights (IPR) litigation costs, loss (gain) on assets and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets and start-up costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, acquired inventory step-up and revaluation, impairment of intangibles, restructuring and disposal costs, certain non-cash expenses, acquisition and integration related costs, IPR litigation costs, loss (gain) on assets, start-up costs, gain on investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, IPR litigation costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

With respect to the TriQuint financial results included herein, this earnings release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with GAAP. The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Each of these non-GAAP financial measures and the adjustments from GAAP results are outlined in the “Supplemental Reconciliation of GAAP to Non-GAAP Results" table, attached.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 8334413. The playback will be available through the close of business May 11, 2016.

About Qorvo

Qorvo (NASDAQ:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 7,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited 'Trusted Source' (Category 1A) for GaAs, GaN and BAW products and services. For the industry's leading core RF solutions, visit www.qorvo.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo's business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, the impact of stringent environmental regulations, and the impact of integrating the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES (1)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Revenue	$608,069	$634,892	$2,610,726	$1,710,966

Costs and expenses:
Cost of goods sold	353,869	446,006	1,561,173	1,021,658
Research and development	107,268	115,476	448,763	257,494
Marketing and selling	103,007	108,649	420,467	164,657
General and administrative	24,076	36,384	113,632	85,229
Other operating expense	11,372	30,922	54,723	59,462
Total costs and expenses	599,592	737,437	2,598,758	1,588,500

Income (loss) from operations	8,477	(102,545)	11,968	122,466
Other expense, net	(11,198)	(948)	(14,830)	(1,225)

(Loss) income before income taxes	$(2,721)	$(103,493)	$(2,862)	$121,241
Income tax (expense) benefit	(21,481)	109,975	(25,983)	75,062

Net (loss) income	$(24,202)	$6,482	(28,845)	196,303

Net (loss) income per share, diluted	(0.18)	$0.04	(0.20)	$2.11

Weighted average outstanding diluted shares	132,713	150,470	141,937	93,211

(1)
The following financial statements for Qorvo, Inc. and Subsidiaries, including the reconciliation of GAAP and non-GAAP financial information, reflect the financial position and results of operation of Qorvo, Inc. and Subsidiaries for the three and twelve months ended April 2, 2016, the three months ended January 2, 2016, October 3, 2015, June 27, 2015, March 28, 2015, and as of April 2, 2016 and March 28, 2015. The condensed consolidated statement of operations for the twelve months ended March 28, 2015 includes only the results of operations of RF Micro Devices, Inc. and Subsidiaries for the nine months ended December 27, 2014 and the results of operations of Qorvo, Inc. for the three months ended March 28, 2015.

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2016	January 2, 2016	October 3, 2015	June 27, 2015

GAAP operating income (loss)	$8,477	$(13,213)	$18,039	$(1,335)
Share-based compensation expense	25,308	30,308	35,729	48,170
Amortization of intangible assets	114,817	128,542	128,028	123,202
Restructuring and disposal costs	104	301	2,403	1,427
IPR litigation costs	528	337	192	148
Acquisition and integration related costs	5,545	4,955	5,589	10,415
Start-up costs	3,069	3,835	3,496	3,710
Other expenses (including loss (gain) on assets and other non-cash expenses)	2,719	1,850	1,348	2,078
Non-GAAP operating income	$160,567	$156,915	194,824	187,815

GAAP net (loss) income	$(24,202)	$(11,127)	$4,448	$2,036
Share-based compensation expense	25,308	30,308	35,729	48,170
Amortization of intangible assets	114,817	128,542	128,028	123,202
Restructuring and disposal costs	104	301	2,403	1,427
IPR litigation costs	528	337	192	148
Acquisition and integration related costs	5,545	4,955	5,589	10,415
Start-up costs	3,069	3,835	3,496	3,710
Other expenses (including loss (gain) on assets and other non-cash expenses )	2,719	1,850	1,348	2,114
Gain on investment	(2,629)	—	—	(4,025)
Adjustment of income taxes for cash basis	17,381	(10,980)	2,050	(18,708)

Non-GAAP net income	$142,640	$148,021	183,283	168,489

GAAP weighted average outstanding diluted shares	132,713	139,343	150,783	154,461
Diluted share-based awards	4,769	4,756	—	—
Non-GAAP weighted average outstanding diluted shares	137,482	144,099	150,783	154,461

Non-GAAP net income per share, diluted	$1.04	$1.03	$1.22	$1.09

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 28, 2015	December 27, 2014	September 27, 2014	June 28, 2014

GAAP operating (loss) income	$(102,545)	$103,635	$75,256	$46,120
Share-based compensation expense	42,110	4,119	9,543	9,169
Amortization of intangible assets	123,515	5,467	6,801	6,966
Acquired inventory step-up and revaluation	72,850	—	—	—
Restructuring and disposal costs	12,374	224	262	1,315
IPR litigation costs	68	189	1,992	6,014
Acquisition and integration related costs	20,077	7,548	5,461	8,453
Start-up costs	1,105	—	211	115
Other expenses (including loss (gain) on assets and other non-cash expenses)	35	270	565	730
Non-GAAP operating income	$169,589	121,452	100,091	78,882

GAAP net income	$6,482	87,863	63,311	38,647
Share-based compensation expense	42,110	4,119	9,543	9,169
Amortization of intangible assets	123,515	5,467	6,801	6,966
Acquired inventory step-up and revaluation	72,850	—	—	—
Restructuring and disposal costs	12,374	224	262	1,315
IPR litigation costs	68	189	1,992	6,014
Acquisition and integration related costs	20,077	7,548	5,461	8,453
Start-up costs	1,105	—	211	115
Other expenses (including loss (gain) on assets and other non-cash expenses )	809	270	565	730
Non-cash interest expense on convertible subordinated notes	—	—	—	240
Adjustment of income taxes for cash basis	(112,232)	2,723	1,828	(321)

Non-GAAP net income	$167,158	108,403	89,974	71,328

GAAP weighted average outstanding diluted shares	150,470	74,454	74,134	73,659
Diluted share-based awards	—	—	—	—
Non-GAAP weighted average outstanding diluted shares	150,470	74,454	74,134	73,659

Non-GAAP net income per share, diluted	$1.11	$1.46	$1.21	$0.97

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	April 2, 2016		January 2, 2016		March 28, 2015
GAAP gross profit/margin	$254,200	41.8%	$230,988	37.2%	$188,886	29.8%
Adjustment for intangible amortization	42,997	7.1%	56,683	9.1%	51,578	8.1%
Acquired inventory step-up and revaluation	—	—%	—	—%	72,850	11.5%
Adjustment for share-based compensation	6,211	1.0%	8,101	1.3%	1,526	0.2%
Restructuring and disposal costs	—	—%	—	—%	4,080	0.6%
Other expenses	94	—%	913	0.1%	875	0.1%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.1%	—	0.2%	—	0.1%
Non-GAAP gross profit/margin	$303,502	50.0%	$296,685	47.9%	$319,795	50.4%

Three Months Ended
Non-GAAP Operating Income	April 2, 2016
(as a percentage of sales)

GAAP operating income	1.4%
Share-based compensation expense	4.2%
Amortization of intangible assets	18.9%
IPR litigation costs	0.1%
Acquisition and integration related costs	0.9%
Start-up costs	0.5%
Other expenses (including loss (gain) on assets and other non-cash expenses)	0.4%
Non-GAAP operating income	26.4%

Free Cash Flow (1)	Three Months Ended
April 2, 2016
(In millions)

Net cash provided by operating activities	$160.5
Purchases of property and equipment	(84.4)
Free cash flow	$76.1

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2016	January 2, 2016	March 28, 2015
GAAP research and development expense	$107,268	$105,992	$115,476
Less:
Share-based compensation expense	10,747	10,750	16,676
Other non-cash expenses	239	240	—
Non-GAAP research and development expense	$96,282	$95,002	$98,800

	Three Months Ended
	April 2, 2016	January 2, 2016	March 28, 2015
GAAP marketing and selling expense	$103,007	$101,890	$108,649
Less:
Share-based compensation expense	4,111	4,336	6,893
Amortization of intangible assets	71,820	71,859	71,937
Other non-cash expenses	34	34	—
Non-GAAP marketing and selling expense	$27,042	$25,661	$29,819

	Three Months Ended
	April 2, 2016	January 2, 2016	March 28, 2015
GAAP general and administrative expense	$24,076	$24,404	$36,384
Less:
Share-based compensation expense	3,869	4,447	14,731
Other non-cash expenses	68	513	—
IPR litigation costs	528	337	68
Non-GAAP general and administrative expense	$19,611	$19,107	$21,585

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2016	March 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$425,881	$299,814
Short-term investments	186,808	244,830
Accounts receivable, net	316,356	353,830
Inventories	427,551	346,900
Deferred tax assets (1)	—	150,208
Other current assets	133,713	104,523
Total current assets	1,490,309	1,500,105

Property and equipment, net	1,046,888	883,371
Goodwill	2,135,697	2,140,586
Intangible assets, net	1,812,515	2,307,229
Long-term investments	26,050	4,083
Other non-current assets	66,459	57,005
Total assets	$6,577,918	$6,892,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$343,253	$314,339
Other current liabilities	11,647	10,971
Total current liabilities	354,900	325,310

Long-term debt, net	988,130	—
Deferred tax liabilities (l)	152,160	310,189
Other long-term liabilities	83,056	83,720
Total liabilities	1,578,246	719,219

Stockholders’ equity	4,999,672	6,173,160

Total liabilities and stockholders’ equity	$6,577,918	$6,892,379

(1) The Company adopted Accounting Standards Update 2015-17, "Balance Sheet Classification of Deferred Taxes," in the period ended January 2, 2016, prospectively, which requires entities to present deferred tax assets and deferred tax liabilities as non-current in a classified balance sheet. Prior periods presented in the condensed consolidated balance sheets were not retrospectively adjusted.

TRIQUINT SEMICONDUCTOR, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	December 31, 2014	September 27, 2014	June 28, 2014	March 29, 2014

GAAP gross profit	$161,326	$123,720	$92,714	$59,050
Adjustment for stock based compensation charges	2,471	1,610	2,218	1,785
Adjustment for restructuring and impairment charges	612	42	(20)	715
Adjustment for charges associated with acquisitions	3,691	1,397	1,301	1,083
Non-GAAP gross profit	168,100	126,769	96,213	62,633

GAAP gross margin	46.8%	45.5%	40.2%	33.2%
Adjustment for stock based compensation charges	0.7%	0.6%	1.0%	1.0%
Adjustment for restructuring and impairment charges	0.2%	—%	—%	0.4%
Adjustment for charges associated with acquisitions	1.1%	0.5%	0.5%	0.7%
Non-GAAP gross margin	48.8%	46.6%	41.7%	35.3%

GAAP operating expenses	$85,038	$87,845	$85,317	$79,033
Adjustment for stock based compensation charges	(4,845)	(4,748)	(5,287)	(4,805)
Adjustment for restructuring and impairment charges	(336)	(114)	52	(1,080)
Adjustment for charges associated with acquisitions	(3,158)	(8,310)	(8,124)	(2,200)
Non-GAAP operating expenses	76,699	74,673	71,958	70,948

GAAP operating income (loss)	$76,288	$35,875	$7,397	$(19,983)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	(72)	1,795
Adjustment for charges associated with acquisitions	6,849	9,707	9,425	3,283
Non-GAAP operating income (loss)	91,401	52,096	24,255	(8,315)

GAAP net income (loss)	$61,628	$26,184	$5,210	$(19,069)
Adjustment for stock based compensation charges	7,316	6,358	7,505	6,590
Adjustment for restructuring and impairment charges	948	156	443	1,795
Adjustment for non-cash tax expense (benefit)	12,739	9,338	803	(2,190)
Adjustment for charges associated with acquisitions	6,999	9,374	9,643	3,510
Non-GAAP net income (loss)	$89,630	$51,410	$23,604	$(9,364)

GAAP and Non-GAAP weighted average outstanding diluted shares	78,895	77,753	75,918	68,828

Non-GAAP net income (loss) per share, diluted	$1.14	$0.66	$0.31	$(0.14)